CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the Registration Statement No. 33-32246 on Form N-1A of John Hancock Municipal Securities Trust of our report dated October 7, 2005 referenced in the Annual Report of John Hancock High Yield Municipal Bond Fund for the year ended August 31, 2005. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus, which is a part of such Registration Statement.


/s/Deloitte & Touche LLP
------------------------
DELOITTE & TOUCHE LLP
Boston, Massachusetts
March 13, 2007

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated October 18, 2006, relating to the financial statements and financial highlights which appear in the August 31, 2006 Annual Reports to Shareholders of John Hancock High Yield Municipal Bond Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Independent Registered Public Accounting Firm" in such Registration Statement.


/s/PricewaterhouseCoopers LLP
-----------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
March 13, 2007